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                             USINTERNETWORKING, INC.

                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT


                                   DATED AS OF


                                DECEMBER 31, 1998


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                              AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

         This AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (the "Agreement") is entered into as of December 31, 1998 by and among USinternetworking, Inc., a Delaware corporation (the "Company"), and the parties set forth on Exhibit A hereto (the "Stockholders").

                                    RECITALS:

         A. Certain of the Stockholders (together, and including their permitted successors and assigns, the "Series A Purchasers") have purchased shares of the Series A Preferred Stock (the "Series A Preferred Shares").

         B. The Company, the Series A Purchasers and the Individual Shareholders have entered into a Shareholders' Agreement dated as of May 28, 1998 (as amended, the "Original Agreement").

         C. Certain of the Stockholders (together, and including their permitted successors and assigns, the "Series B Purchasers") have agreed to purchase shares of the Series B Preferred Stock (the "Series B Preferred Shares") pursuant to that certain Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement").

         D. It is a condition precedent to the Closing under the Stock Purchase Agreement that the parties hereto enter into this Agreement for the purpose of amending and restating the Original Agreement.

         E. All of the Stockholders desire to enter into this Agreement for the purpose of amending and restating the Original Agreement in its entirety and of regulating certain aspects of the Stockholders' relationships with regard to each other and the Company.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Company and the Stockholders agree to amend and restate the Original Agreement as follows:

         Section 1. DEFINITIONS. As used herein, the following terms shall have the following meanings and other defined terms in this Agreement shall have the meanings given such terms in their respective sections and/or paragraphs:

         "BUSINESS" means the acquisition of interests in, and the operation of, companies engaged in activities related to the provision of Internet computing services to enterprise customers worldwide, and all services related thereto.


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         "COMMON STOCK" means the Common Stock, par value $.001 per share, of the Company and any other capital stock of the Company into which such Common Stock is reclassified or reconstituted.

         "COMPANY SECURITIES" any and all shares, interests, participations or other equivalents (however designated) of capital stock of the Company and any rights to acquire the foregoing, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for the foregoing now or hereafter issued by the Company.

         "CONDITION OF THE COMPANY" shall have the same meaning as in the Stock Purchase Agreement.

         "EMPLOYEE STOCK OPTION PLAN" shall have the same meaning as in the Stock Purchase Agreement.

         "INDIVIDUAL SHAREHOLDERS" means Christopher R. McCleary, Stephen E. McManus, Andrew A. Stern and Chris M. Poelma.

         "INVESTORS" means the parties to this Agreement identified on Exhibit
B.

         "PERSON" shall have the same meaning as the term "Person" in the Stock Purchase Agreement.

         "PREFERRED SHARES" means the Series A Preferred Shares and the Series B Preferred Shares.

         "PURCHASERS" means the parties to this Agreement identified on Exhibit C hereto and their permitted successors and assigns.

         "SERIES A PREFERRED STOCK" means the 8% Series A Cumulative Convertible Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such Series A Preferred Stock is reclassified or reconstituted.

         "SERIES B PREFERRED STOCK" means the 8% Series B Cumulative Convertible Redeemable Preferred Stock, par value $.01 per share, of the Company, or any other capital stock of the Company into which such Series B Preferred Stock is reclassified or reconstituted.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         "STOCKHOLDERS" means those parties whose names appear on Exhibit A and such other Persons who become parties hereto pursuant to Section 2 hereof.

         "WHITNEY" shall mean J.H. Whitney III, L.P. and Whitney Strategic Partners III, L.P., collectively.

         Section 2.        TRANSFER OF SECURITIES.

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                  (a) GENERAL PROHIBITION ON TRANSFER. No Stockholder shall
sell, assign, transfer, pledge, encumber or in any way otherwise dispose of any Company Securities (any such disposition, whether voluntary or involuntary, and any agreement to effect such disposition, a "Transfer") unless (i) such Stockholder has complied with the provisions of this Section 2, (ii) the transferee (if other than the Company or a transferee of Company Securities pursuant to a transaction set forth in clause (iv) of the definition of Exempt Transfers (as set forth in Section 2(c)) has agreed in writing to become a party to, and be bound by the terms of, this Agreement and (iii) such Stockholder has delivered to the Company an opinion of such Stockholder's counsel, in form and substance reasonably satisfactory to the Company, to the effect that such Transfer is either exempt from the registration requirements of the Securities Act and the applicable securities laws of any state or that such registration requirements have been complied with; PROVIDED, HOWEVER, that no such opinion of counsel shall be required for a transfer by a holder of Company Securities which is a partnership to a partner or employee of such holder or a retired partner or retired employee of such holder who retires after the date hereof, or to the estate of any such partner, retired partner, employee or retired employee, or a transfer by gift, will or intestate succession from any holder of Company Securities to his or her spouse or members of his or her or his or her spouse's family or a trust for the benefit of any of the foregoing Persons, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original holder of Company Securities hereunder.

                  (b)      RIGHT OF FIRST REFUSAL.

                           (i) If any Stockholder (a "Seller") has received a
bona fide offer (a "Transfer Offer" ) which the Seller proposes to accept to purchase any or all of the Company Securities (the "Transfer Stock") then owned by such Seller to any Person (a "Bona Fide Purchaser") other than pursuant to an Exempt Transfer (as defined in Section 2(c) below), then before the Seller may sell the Transfer Stock, the Seller shall provide to each other Stockholder and the Company a written notice detailing the terms of such Transfer Offer that the Seller has received with respect to such Transfer Stock (a "Transfer Notice"). Such Transfer Notice shall identify the Transfer Stock, the price of the Transfer Stock, the identity of the Bona Fide Purchaser and all the other material terms and conditions of such Transfer Offer. The Transfer Notice shall contain an irrevocable offer (a "First Offer") to sell to each other Stockholder its pro rata share (determined for the purposes of this Section 2 on the basis of its ownership of Company Securities as compared to the ownership of Company Securities of all Stockholders calculated on a Common Stock equivalent basis) of the Transfer Stock and an irrevocable offer (the "Second Offer") to sell to the Company that number of shares of Transfer Stock not purchased by the Stockholders pursuant to the Stockholder Right of First Refusal (as defined below), each at a price equal to the price and upon substantially the same terms as the terms contained in such Transfer Offer. Each other Stockholder shall have the irrevocable right and option (the "Stockholder Right of First Refusal"), exercisable as provided below, to accept the First Offer as to any or all of its pro rata share of the Transfer Stock. Each other Stockholder which desires to exercise its Stockholder Right of First Refusal shall provide the Seller and the Company with an irrevocable written notice of acceptance (an "Initial Notice") specifying the number of Company Securities of the Transfer Stock which such other Stockholder is agreeing to purchase pursuant to such First Offer, which shall be binding on such other Stockholder for the


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number of Company Securities in such notice of acceptance, which notice of acceptance must be provided to the Seller and the Company within fifteen (15) business days after the date the Transfer Notice is given (the "Initial Notice Period"). If the aggregate number of shares of Transfer Stock to be purchased by the Stockholders pursuant to the Initial Notices is less than the total number of shares of Transfer Stock which the Seller proposes to sell in the Transfer Notice, then each Stockholder that had provided the Seller with an Initial Notice shall be so notified and shall have the irrevocable right and option to purchase an additional amount of Transfer Stock equal to an amount up to its pro rata share of the remaining Transfer Stock (the "Oversubscription Right"). Each other Stockholder which desires to exercise its Oversubscription Right shall provide the Seller and the Company with an irrevocable written notice of acceptance (an "Oversubscription Notice") specifying the number of Company Securities of the Transfer Stock which such other Stockholder is agreeing to purchase pursuant to such Oversubscription Right, which shall be binding on such other Stockholder for the number of Company Securities in such notice of acceptance, which notice of acceptance must be provided to the Seller and the Company within five (5) business days after receiving notice of its Oversubscription Right (the "Oversubscription Period"). If the aggregate number of shares of Transfer Stock to be purchased by the Stockholders pursuant to the Initial Notices and Oversubscription Notices is less than the total number of shares of Transfer Stock which the Seller proposes to sell in the Transfer Notice then the Company shall have the irrevocable right and option to purchase (the "Company Right of First Refusal"), exercisable as provided below, to purchase any or all of such remaining shares. The Company may exercise its Company Right of First Refusal by providing the Seller with an irrevocable written notice of acceptance (the "Second Notice") specifying the number of Company Securities of the Transfer Stock which the Company is agreeing to purchase pursuant to such Second Offer, which shall be binding on the Company for the number of Company Securities in such notice of acceptance, which notice of acceptance must be provided to the Seller within fifteen (15) business days after the end of the Oversubscription Period (the "Final Notice Period").

                           (ii) Subject to the Seller's rights under Section
2(b)(iii), the closing of the purchase of the Transfer Stock by the Stockholders and/or the Company pursuant to this Section 2(b) shall take place at the principal office of the Company on the thirtieth (30th) business day after the expiration of the Final Notice Period (or after the receipt of any required governmental consents or approvals). At such closing, the Stockholders and/or the Company shall deliver a certified check or checks in the appropriate amount to the Seller against delivery of certificates representing the Transfer Stock so purchased, duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed assignment separate from the certificate with the signatures thereon guaranteed by a commercial bank or trust company.

                           (iii) Notwithstanding the exercise by the
Stockholders and the Company of their rights under this Section 2(b), if at the end of the Final Notice Period the Stockholders and the Company shall have agreed to purchase less than all of the Transfer Stock covered thereby (a "Partial Purchase Commitment"), the Seller shall promptly notify the Stockholders and the Company as to whether or not it shall accept such Partial Purchase Commitment. If such Partial Purchase Commitment is accepted, the closing for such purchase of


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a portion of such Transfer Stock shall take place pursuant to Section 2(b)(ii)
hereof. Upon acceptance by the Seller of the Partial Purchase Commitment, the Seller shall have the right within the time hereinafter specified to Transfer to the Bona Fide Purchaser any Transfer Stock not included in the Partial Purchase Commitment at a price not less than and on terms no more favorable to the Bona Fide Purchaser than were in the Transfer Notice. If the Seller determines not to accept the Partial Purchase Commitment, the Seller shall have the right within the time hereinafter specified to Transfer to the Bona Fide Purchaser any or all of the Transfer Stock at a price not less than and on terms no more favorable to the Bona Fide Purchaser than contained in the Transfer Notice. If the Stockholders and the Company notify the Seller that they have decided not to purchase any portion of the Transfer Stock, or the Seller has accepted a Partial Purchase Commitment and desires to Transfer the remaining Transfer Stock, or the Seller has rejected the Partial Purchase Commitment and desires to Transfer the Transfer Stock, the Seller shall have 180 days from the end of the Final Notice Period (the "Sales Period"), in which to Transfer to the Bona Fide Purchaser any or all of the Transfer Stock at a price not less than and on terms no more favorable than were contained in the Transfer Notice. No sale may be made to any third party unless such third party agrees in writing, to be bound by the provisions of this Agreement. Promptly after any sale pursuant to this Section 2(b), the Seller shall notify the Stockholders and the Company of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If, at the termination of the Sales Period, the Seller has not completed the sale of all the Transfer Stock, such Seller shall no longer be permitted to Transfer such Transfer Stock pursuant to this Section 2(b) without again fully complying with the provisions of this Section 2(b) and all the restrictions on Transfer contained in this Agreement shall again be in effect with respect to all such Seller's Transfer Stock.

                  (c) EXEMPT TRANSFER. The following transactions shall constitute "Exempt Transfers" for the purpose of Section 2(b): (i) a redemption of the Series B Preferred Stock by the Company, (ii) a Transfer by a Stockholder of Company Securities by will or intestate succession to such Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries,
(iii) a Transfer of Company Securities by a Stockholder to any Related Party (as defined below) of such Stockholder, (iv) a Transfer of Company Securities by a Stockholder to the public pursuant to an underwritten public offering of Common Stock representing not less than $300 million pre-money valuation of the Company's fully-diluted common equity, resulting in net proceeds to the Company of not less than $50 million or pursuant to Rule 144 under the Securities Act,
(v) a Transfer of Company Securities by a Stockholder to an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, provided that during the term of this Agreement a Stockholder shall only be entitled to Transfer Company Securities having an aggregate value of up to $120,000 pursuant to this clause, and (vi) a Transfer of Company Securities that has been approved in writing as an Exempt Transfer by the holders of a majority of the outstanding Common Stock, the holders of a majority of the outstanding Series A Preferred Stock and the holders of two-thirds of the outstanding Series B Preferred Stock.

                  (d) TAG-ALONG. In addition to the foregoing, a Stockholder (a "Transferring Stockholder") may Transfer any Company Securities pursuant to
Section 2(b)(iii) only if the purchaser thereof agrees to provide each of the other Stockholders the right (but not the

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obligation) to participate in the Transfer of its Company Securities to such purchaser upon the same terms and conditions (except, in the case where the other Stockholders so participating are selling Company Securities of a different class, the purchase price to be paid therefor shall be equitably adjusted to reflect the applicable differences in seniority and participation in proceeds of sale or liquidation in respect of the differing classes of Company Securities). If the prospective purchaser will not purchase all of the Company Securities which each of the Stockholders wishes to sell pursuant to this
Section 2(d), then the number of shares which each of the Stockholders, including without limitation the Transferring Stockholder, may sell will be determined on a pro-rata basis. The right of a Stockholder to participate in any Transfer of Company Securities pursuant to this Section 2(d) shall terminate unless such Stockholder shall give written notice to the selling Stockholder of its intent to participate in such Transfer within ten (10) days after receiving the notice described above.

                  (e) RELATED PARTY. As used herein, the term "Related Party" with respect to any Stockholder means: (A) any Person or entity that directly or indirectly, through one or more intermediaries, has control of or is controlled by, or is under common control with, the Person or entity specified (an " Affiliate"); (B) a trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, or owners, or Persons holding a controlling interest of which consist of such Stockholder and/or such other Persons or entities referred to in the immediately preceding clause (A), (C) with respect to any Stockholder which is an individual, such Stockholder's spouse, siblings, children or parents, or (D) with respect to any Stockholder which is a partnership or a limited liability company, such Stockholders' partners or members as of the date hereof and those Persons who become partners or members of such Stockholder in accordance with the terms of the partnership or operating agreement thereof, and (E) with respect to J.H. Whitney III, L.P., Whitney Strategic Partners III, L.P. and Waller Sutton Media Partners, L.P., each such Purchaser and the Affiliates, partners and retired partners of such Purchasers, the estates and family members of any such partners and retired partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons.

                  (f) REGULATORY COMPLIANCE. The Company and each of the Stockholders hereby waive the provisions of Section 2(b) to the extent that such provisions would apply to any transfer of Company Securities by US West or its Affiliates to the extent that, and in the circumstances under which, the Company has agreed to waive such provisions pursuant to Section 7.3 of the Stock Purchase Agreement or Section 7.4(c) of the Stock Purchase Agreement dated as of June 18, 1998 between the Company and US WEST Communications, Inc.
("US WEST")

         Section 3.        REGISTRATION RIGHTS.

                  (a)      PIGGYBACK REGISTRATION RIGHTS.

                           (1) RIGHT TO PIGGYBACK. Subject to the last sentence
of this subsection (1), whenever the Company proposes to register any securities with the Securities and Exchange Commission (the "Commission") under the Securities Act (other than registrations on Form S-4 or Form S-8) for itself or other security holders or both and the registration form to be used may

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be used for the registration of the Registrable Securities (as defined in subsection (j) below) (a "Piggyback Registration"), the Company will give written notice to all Stockholders, at least thirty (30) days prior to the anticipated filing date, of its intention to effect such a registration, which notice will specify the proposed offering price, the kind and number of securities proposed to be registered, the distribution arrangements and such other information that at the time would be appropriate to include in such notice, and will, subject to subsection (a)(2) below, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) business days after the delivery of the Company's notice. Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public in a Piggyback Registration pursuant to this Section 3 on the terms and conditions at least as favorable as those applicable to the registration of the securities to be sold by the Company and by any other Person selling under such Piggyback Registration.

                           (2) PRIORITY ON PIGGYBACK REGISTRATIONS. If the
managing underwriter or underwriters, if any, advise the holders of Registrable Securities in writing that in its or their reasonable opinion or, in the case of a Piggyback Registration not being underwritten, the Company shall reasonably determine (and notify the holders of Registrable Securities of such determination), after consultation with an investment banker of nationally recognized standing, that the number or kind of securities proposed to be sold in such registration (including Registrable Securities to be included pursuant to subsection (a)(1) above) will materially adversely affect the success of such offering (including, without limitation, an impact on the selling price), the Company will include in such registration the number of securities, if any, which, in the opinion of such underwriter or underwriters, or the Company, as the case may be, can be sold, as follows: (i) first, the shares the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Stockholders, pro rata among those of the requesting Stockholders that are Purchasers on the basis of the number of shares of Registrable Securities that each has requested to be included in such registration and (iii) third, pro rata among all other Stockholders.

                  (b)      Demand Registration Rights.

                           (1) RIGHT TO DEMAND REGISTRATION. Stockholders
holding at least 33% of the Registrable Securities then outstanding (all calculated on a fully-diluted basis) (referred to herein as a "Demanding Group") shall have the right at any time after the date ninety (90) days after the first registration of Common Stock under the Securities Act (other than any registration on Form S-8 or a similar successor form) (the "Trigger Date") to make a written request of the Company for registration with the Commission, under and in accordance with the provisions of the Securities Act, of all or part of their Registrable Securities (a "Demand Registration"); PROVIDED, that
(x) the Company may once in any twelve-month period, if the Board of Directors determines in the exercise of its reasonable judgment after consulting with counsel that due to a pending or contemplated acquisition or disposition, to effect such Demand Registration at such time would have a material adverse effect on the Company, defer such Demand Registration for a single period not to exceed one hundred eighty (180) days, provided that the 180-day period

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will lapse if the acquisition or disposition is completed or not pursued or such registration otherwise would no longer have a material adverse effect, (but if the Company elects to defer any Demand Registration pursuant to the terms of this sentence, no Demand Registration shall be deemed to have occurred for purposes of this Agreement) and (y) the Company shall be obligated pursuant to this Section 3(b)(1) to effect only the number of Demand Registrations set forth in subsection 3(b)(2) below. Within ten (10) days after receipt of the request for a Demand Registration, the Company will send written notice (the "Notice") of such registration request and its intention to comply therewith to all Stockholders who are holders of Registrable Securities and, subject to subsection (3) below, the Company will include in such registration all Registrable Securities of such Stockholders with respect to which the Company has received written requests within twenty (20) days of the date of the Notice. All requests made pursuant to this subsection (b)(1) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof.

                           (2) NUMBER OF DEMAND REGISTRATIONS. The Stockholders
shall be entitled to three (3) Demand Registrations, and the expenses of each (including the fees and expenses of a total of one counsel for the Demanding Group in accordance with subsection (e)(2) below) shall be borne by the Company. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the Commission and maintained continuously effective for the period required by Section 3(c)(2). In addition, at such time, if any, as the Company becomes eligible to use Form S-3 under the Securities Act (or any successor form thereto), a Demanding Group or a Stockholder or Stockholders proposing to register Registrable Securities, the sale of which is expected to generate at least $10,000,000 in aggregate gross proceeds, shall be entitled to unlimited Demand Registrations on Form S-3, provided that there may be only two (2) such Demand Registrations in each twelve-month period, subject to the other provisions hereof.

                           (3) PRIORITY ON DEMAND REGISTRATIONS. If in any
Demand Registration the managing underwriter or underwriters thereof (or in the case of a Demand Registration not being underwritten, the holders of a majority of the Registrable Securities held by the Demanding Group after consultation with an investment banker of nationally recognized standing), advise the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), the Company will include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters (or such holders of Registrable Securities held by the Demanding Group, as the case may
be) can be sold without having a material adverse effect on the success of the offering, as follows: (i) first, the Registrable Securities requested to be included in such Demand Registration by the Demanding Group and shares held by Persons that are Purchasers but are not in the Demanding Group and requested to be included in such Demand Registration, pro rata, among such Stockholders on the basis of the number of shares of Registrable Securities each has requested to be included in the Demand Registration, and (ii) second, shares to be issued and sold by the Company and (iii) shares held by other Stockholders that are requested to be included in the Demand Registration, on the same basis.

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                  (c) REGISTRATION PROCEDURES. With respect to any Piggyback
Registration or Demand Registration (generically, a "Registration"), the Company will as expeditiously as practicable:

                           (1) prepare and file with the Commission, as
expeditiously as possible, but in no event later than 90 days after mailing the applicable Notice, a registration statement or registration statements (the "Registration Statement") relating to the applicable Registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof; PROVIDED that the Company will include in any Registration Statement all information that the holders of the Registrable Securities so to be registered shall reasonably request and shall include all financial statements required by the Commission to be filed therewith, cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD"), and use its best efforts to cause such Registration Statement to become effective; PROVIDED FURTHER, that before filing a Registration Statement or prospectus related thereto (a "Prospectus") or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of such holders and underwriters and their respective counsel, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the holders of a majority of the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object;

                           (2) prepare and file with the Commission such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep each Registration Statement effective for (i) the period necessary to allow all underwriters participating in a firm commitment underwriting to complete distribution of the Registrable Securities covered by such Registration Statement or (ii) if the Registrable Securities covered by such Registration Statement are not being sold pursuant to a firm commitment underwriting, the period ending on the later of nine months after the effectiveness of the Registration Statement or when 80% of the Registrable Securities covered by such Registration Statement have been sold, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause each Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law, PROVIDED, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company does not take

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such action (other than actions contemplated by (3)(F)) more than once in any twelve-month period and promptly thereafter complies with the requirements of subsection (11) of this subsection (c), if applicable;

                           (3) notify the selling holders of Registrable
Securities and the managing underwriters, if any, promptly, and (if requested by any such Person or entity) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contemplated by subsection (14) below cease to be true and correct in any material respect, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (F) of the happening of any event which makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements of material facts contained therein not misleading;

                           (4) make every reasonable effort to obtain the
withdrawal of any order suspending the effectiveness of the Registration Statement as soon as possible;

                           (5) if requested by the managing underwriter or
underwriters or a holder of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Securities being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                           (6) furnish to each selling holder of Registrable
Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                           (7) deliver to each selling holder of Registrable
Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such selling holder of

Registrable Securities and underwriters may reasonably request; the Company consents to the use of each Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                           (8) prior to any public offering of Registrable
Securities, register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; PROVIDED that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

                           (9) cooperate with the selling holders of Registrable
Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (10) use its best efforts to cause the Registrable
Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                           (11) upon the occurrence of any event contemplated by
subsection (3)(F) above, prepare a supplement or post effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (12) cause all Registrable Securities covered by any
Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed, or cause such Registrable Securities to be authorized for trading on the NASDAQ National Market System if any similar securities issued by the Company are then so authorized, if requested by the holders of a majority of such Registrable Securities or the managing underwriters, if any;

                           (13) provide a CUSIP number for all Registrable
Securities, not later than the effective date of the applicable Registration Statement;

                           (14) enter into such agreements (including an
underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the Registration is an underwritten Registration (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (C) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures set forth in subsection (f) below with respect to all parties to be indemnified pursuant to said subsection; and (E) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with subsection 3(F) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. No such agreement shall contain provisions applicable to the Company which are inconsistent with the provisions hereof. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (15) make available for inspection by each Seller,
any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Seller, underwriter, attorney or accountant in connection with such Registration Statement; PROVIDED, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order or any regulatory body having jurisdiction;

                           (16) otherwise use its reasonable best efforts to
comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month periods; and

                           (17) promptly prior to the filing of any document
that is to be incorporated by reference into any Registration Statement or Prospectus (after initial filing of the Registration Statement), provide copies of such document to counsel to the selling holders of Registrable Securities and to the managing underwriters, if any, and make the Company's representatives available for discussion of such document.

         The Company may require each seller of Registrable Securities as to which any Registration is being effected to furnish to the Company such information regarding the proposed distribution of such securities as the Company may from time to time reasonably request in writing.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in subsection (3)(F) of this subsection (c), such holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such holder's receipt of copies of the supplemented or amended Prospectus as contemplated by subsection (11) of this subsection (c), or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods referred to in subsection (2) of this subsection (c) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by subsection (11) of this subsection (c) or the Advice.

                  (d)      RESTRICTIONS ON PUBLIC SALE.

                           (1) PUBLIC SALE BY HOLDERS OF REGISTRABLE SECURITIES.
To the extent not inconsistent with applicable law, each Stockholder, if requested by the managing underwriter or underwriters for any such Registration, agrees not to effect any public sale or distribution of Company Securities including a sale pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, during the 15 business days prior to, and during the ninety (90)-day period (or such shorter period as may be agreed to by such holders) beginning on, the effective date of the applicable Registration Statement (except as part of such Registration).

                           (2) PUBLIC SALE BY THE COMPANY AND OTHERS. If
requested by the managing underwriter or underwriters for any underwritten Registration, (i) the Company will not effect any public sale or distribution of Company Securities during the fifteen (15) business days prior to, and during the ninety (90)-day period beginning on the effective date of such Registration and (ii) the Company will cause each holder of Company Securities purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period described in clause (i) above (except as part of such Registration, if otherwise permitted).

                  (e)      REGISTRATION EXPENSES.

                           (1) All expenses incident to the Company's
performance of or compliance with this Agreement will be borne by the Company, including, without limitation, all registration and filing fees, printing fees, fees of transfer agents, costs of insurance and the fees and expenses of the counsel and accountants for the Company (including the expenses of any "cold comfort" letters and special audits required by or incident to the performance of such Persons), all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the Registration Statement (and all amendments and supplements thereto) and furnishing copies thereof and of the Prospectus included therein, the costs and expenses incurred by the Company in connection with the qualification of the Registrable Securities under the state securities or "blue sky" laws of various jurisdictions, the costs and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), the costs and expenses of listing the Registrable Securities for trading on a national securities exchange or authorizing them for trading on NASDAQ and all other costs and expenses incurred by the Company in connection with any Registration hereunder; PROVIDED, that, except as otherwise provided in subsection (2) below, each Stockholder shall bear the costs and expenses of any underwriters' commissions, brokerage fees or transfer taxes relating to the Registrable Securities sold by such Stockholders and the fees and expenses of any counsel, accountants or other representative retained by Stockholder.

                           (2) Notwithstanding the foregoing and except as
provided below, in connection with each Registration hereunder, the Company will reimburse the Stockholders who are holders of Registrable Securities being registered in any Registration hereunder for (i) the reasonable fees and disbursements of not more than one counsel, which counsel shall be chosen (x) by the holders of a majority of the Registrable Securities to be included therein that are held by the Demanding Group, in the case of a Demand Registration and
(y) otherwise, by the holders of a majority of all Registrable Securities to be included therein, and (ii) the reasonable out-of-pocket expenses of the holders of Registrable Securities in connection with such Registration, including travel costs (if any).

                  (f)      INDEMNIFICATION.

                           (1) INDEMNIFICATION BY THE COMPANY. The Company
agrees to indemnify, to the full extent permitted by law, each Stockholder, its officers, directors, partners and agents and each Person who controls such Stockholder (within the meaning of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act")), against all losses, claims, damages, liabilities and expenses, joint or several, caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of a Prospectus or any preliminary Prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Stockholder furnished in writing to the Company by such Stockholder or its representative expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities; PROVIDED, HOWEVER, if pursuant to an underwritten public offering of Registrable Securities, the Company and any underwriters enter into an underwriting or purchase agreement relating to such offering that contains provisions relating to indemnification and contribution between the Company and such underwriters, such provisions shall be deemed to govern indemnification and contribution as between the Company and such underwriters. In such event, the indemnification of the Sellers of Registrable Securities in such underwriting shall, at the Sellers' request, be modified to conform to such terms and conditions of the underwriting agreement.

                           (2) INDEMNIFICATION BY HOLDERS OF REGISTRABLE
SECURITIES. In connection with any Registration in which a Stockholder is participating, each such Stockholder will furnish to the Company in writing such information with respect to such Stockholder as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, severally and not jointly, to the full extent permitted by law, the Company, the directors and officers of the Company signing the Registration Statement and each Person who controls the Company (within the meaning of the Securities Act and the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement or Prospectus or preliminary Prospectus (in the case of the Prospectus or any preliminary Prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Stockholder so furnished in writing by such Stockholder or its representative specifically for inclusion therein; PROVIDED, HOWEVER, that the Stockholder's liability shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Seller under such Registration Statement bears to the total public offering price of all securities sold thereunder, but shall in no event exceed the net proceeds received by such Stockholder from the sale of shares pursuant to such Registration Statement. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information with respect to such Persons or entities so furnished in writing by such Persons or entities or their representatives specifically for inclusion in any Prospectus or Registration Statement.

                           (3) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any
Person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding clauses (1) and (2), unless and only if such failure to give notice results in the indemnifying party's forfeiture of substantive rights or defenses and (ii) permit such indemnifying party to participate and to the extent it desires, assume and undertake the defense of such claim with counsel reasonably satisfactory to the indemnified party , and, after notice from the indemnifying party to such indemnified party of its election to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this paragraph (f) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless (i) in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of additional counsel or (iii) there may be reasonable defenses available to the indemnified party which are different from, or additional to those available to the other indemnified parties, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Notwithstanding the foregoing, any indemnified party shall always have the right to retain its own counsel in any such action and the fees and disbursements of such counsel shall be at the expense of the indemnified party except as otherwise provided above.

                           (4) CONTRIBUTION. If for any reason the
indemnification provided for in the preceding clauses (1) and (2) is not available in full to an indemnified party as contemplated by the preceding clauses (1) and (2), then the indemnifying party to the extent of such unavailable indemnification shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided that no Stockholder shall be required to contribute in an amount greater than the difference between the net proceeds received by such Stockholder with respect to the sale of any Shares and all damages paid and amounts already contributed by such Stockholder with respect to such claims, including amounts paid for any legal or other fees or expenses incurred by such Stockholder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation. Upon the reasonable request of any Stockholder selling Registrable Securities pursuant to a registration statement or any underwriter of such stock, the Company shall obtain, if reasonably available, an insurance policy covering the risks described above in this Section in an amount and with a deductible as determined by the Company in its reasonable discretion and naming such seller, any underwriter of such stock and any Person controlling such seller or underwriter as beneficiaries. The costs of obtaining and maintaining any such insurance shall be borne by the Company.

                  (g) RULE 144. The Company agrees that at all times after it has filed a registration statement pursuant to the requirements of the Securities Act relating to any class of equity securities of the Company, it will file in a timely manner all reports required to be filed by it pursuant to the Securities Act and the Exchange Act and will take such further action as any holder of Registrable Securities may reasonably request in order that such holder may effect sales of Company Securities pursuant to Rule 144. At any reasonable time and upon request of any Stockholder, the Company will furnish such Stockholder with a copy of the most recent annual and quarterly report of the Company and such other information as may be necessary to enable the Stockholder to effect sales of Company Securities pursuant to Rule 144 under the Securities Act and will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

                  (h) PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Stockholder may participate in any underwritten Registration hereunder unless such Stockholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements, and (ii) accurately completes in a timely manner and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements, provided that the representations and warranties of any Stockholder therein shall be limited to its title to the Registrable Securities to be sold and other matters within its knowledge.

                  (i) OTHER REGISTRATION RIGHTS. The Company has not and will not grant to any Person (including the Stockholders) any demand or piggyback registration rights with respect to the Company Securities other than piggyback registration rights that are not inconsistent with the terms of this Section 3. To the extent that the Company grants to any Person registration rights with respect to any securities of the Company having provisions more favorable to the holders thereof than the provisions contained in this Agreement, the Company will confer comparable rights to the holders of Registrable Securities under this Agreement. Except as provided herein, the Company will not grant any registration rights that would permit any Person or entity the right to piggyback on any Demand Registration.

                  (j) DEFINITION OF REGISTRABLE SECURITIES. "Registrable Securities" means (x) any shares of Common Stock into which the Preferred Shares shall have been converted or may be converted pursuant to the terms thereof or
(y) any shares of Common Stock purchased upon the exercise of those certain common stock purchase warrants issued pursuant to the Note Purchase Agreement dated as of September 8, 1998 between the Company and certain of the Stockholders (or any warrants issued in exchange for such warrants), but with respect to any share, only until such time as such share (i) has been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it or (ii) has been sold to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act and the Legend referred to in Section 10(a) has been removed from the certificate representing such share.

                  (k) AMENDMENTS AND WAIVERS. The provisions of this Section 3, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given unless approved by the Company in writing and the Company has obtained the written consent of Stockholders holding at least 90% of the then outstanding Registrable Securities.

         Section 4.        GOVERNANCE.

                  (a) On the date hereof, the Board of Directors of the Company shall consist solely of the following members: Christopher McCleary, a Designee of Siebel or the holders of the Series B Preferred Stock (as hereinafter provided), Benjamin Diesbach, Dean Meiszer, David Poulin, Frank Adams, John Wyant, Ray Rothrock, William Earthman, Joseph Zell and Michael C. Brooks (collectively, the "Directors"). All Stockholders agree to vote or execute a written consent to effect the election of such Directors to take office immediately upon execution hereof.

                  (b) The Company's Board of Directors shall be composed of eleven directors, and the Company and each Stockholder hereby agrees to take, at any time and from time to time, all action necessary (including, without limitation, voting the shares of Company Securities owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) such that:

                           (A) The Board of Directors shall include at all times
a person designated by each Investor (treating Blue Chip and Miami as one Investor, Grotech and Grotech II as one Investor, Venrock and Venrock II as one Investor, and Massey and Massey II as one Investor), and shall, at the option of Siebel Systems, Inc. ("Siebel"), include a person designated by Siebel.

                           (B) Christopher McCleary, so long as he is the Chief
Executive Officer of the Company, shall be a member of the Board of Directors.

                           (C) In the event that Siebel has chosen not to
designate a member of the Board of Directors or fails to designate a replacement for any prior designee, the holders of a majority of the Series B Preferred Stock shall be given the right to designate a member of the Board of Directors.

                           (D) Three directors shall be elected annually and
shall be independent of the Company and of each of the Investors, as nominated annually by Christopher McCleary, so long as he is the Chief Executive Officer, subject to the consent of the holders of a majority of the outstanding Series A Preferred Stock and the holders of 66 2/3% of the outstanding Series B Preferred Stock, such consent not to be unreasonably withheld.

                  (c) The Board of Directors shall at all times have (i) an Executive Committee, which shall have the right to exercise all powers of the Board of Directors to the maximum extent permitted to be exercised by such committees pursuant to the Delaware General Corporation Law, (ii) an Audit Committee which will be responsible for reviewing the results and scope of audits and other services provided by the Company's independent auditors, and
(iii) a Compensation Committee responsible for making recommendations concerning salaries and incentive compensation. The Executive Committee will meet at least monthly during the 12-month period following the date of this Agreement. The Audit and Compensation Committees shall meet as needed but not less than twice during the 12-month period following the date of this Agreement. Each Stockholder hereby agrees to take, at any time and from time to time, all action necessary (including, without limitation, voting the Company Securities owned or controlled by such Stockholder, calling special meetings of Stockholders and delivering written consents) such that:

                           (A) the Executive Committee shall consist at all
times of seven directors and shall include at all times the Chief Executive Officer of the Company and a person designated by each Investor (treating Blue Chip and Miami as one Investor, Grotech and Grotech II as one Investor, Venrock and Venrock II as one Investor, and Massey and Massey II as one Investor); and

                           (B) the Audit Committee shall consist at all times of
at least three directors and shall include at all times a person designated by Whitney.

                           (C) the Compensation Committee shall consist at all
times of at least three directors and shall include at all times a person designated by Whitney.

                   (d) No director or member of a Committee may be removed except by the holders of a majority of the Company Securities entitled to appoint such director or member in accordance with Section 4(b) or Section 4(c), respectively, and each Stockholder hereby agrees to take all action necessary (including, without limitation, voting the shares of the Company's voting securities owned or controlled by such Stockholder, calling special meetings of stockholders and executing and delivering written consents) for the purpose of accomplishing the foregoing. If a vacancy on the Board of Directors or a Committee occurs by reason of the death, removal, resignation, retirement or election not to serve of a designee, the remaining directors and the Company shall cause the vacancy thereby created to be filled by a new designee as soon as possible, who is designated in the manner and by the persons specified in
Section 4(b) and the Company and each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same; PROVIDED, HOWEVER, that if any group fails to designate a representative in accordance with Section 4(b) above for a period of thirty (30) consecutive days, then such vacancy shall be filled by a vote of all of the stockholders of the Company until such time as the board member is designated in accordance with
Section 4(b). Each of Waller Sutton Media Partners, L.P. ("Waller Sutton"), and Whitney, if it has not designated a member of the Board of Directors pursuant to
Section 4(b)(A), shall have the right to designate one person to act as a non-voting observer (each an "Observer"). Each Observer shall receive (at the same time as the directors) copies of all notices of meetings of directors, written consents of directors circulated for signature and other materials and documents distributed or provided to the Directors and shall have the right to attend all meetings of the board of directors (whether held in person or by conference telephone call).

                  (e) Members of the Board of Directors and Observers shall be entitled to reimbursement of expenses pursuant to policies to be adopted by the Board of Directors. The Company shall obtain and maintain at all times during which this Agreement remains in effect, at the cost and expense of the Company, director and officer liability insurance policies covering all of the officers and members of the Board of Directors in the amount of at least $3,000,000 upon terms and pricing customary for a company of its size and operating industry; provided that the Company is not obligated to purchase such insurance in the event these such terms and pricing are not commercially available. Such director liability insurance policies shall be provided by a reputable nationally recognized insurance carrier and shall provide coverage in such amounts and on such terms as may be reasonably acceptable to each member of the Board of Directors.

         Section 5.        PREEMPTIVE RIGHTS.

                           If the Company proposes to issue or sell any Common
Stock, or any other class of capital stock, or any warrants, options or rights to acquire, convertible into or exchangeable for any shares of capital stock of the Company, or any security having a direct or indirect equity participation in the Company (for purposes hereof, "New Securities"), other than (i) in a public offering registered under the Securities Act, (ii) pursuant to a stock split, dividend or other recapitalization, or the issuance of Common Stock upon the conversion of the Series A Preferred Stock or Series B Preferred Stock, (iii) pursuant to the Employee Stock Option Plan or in connection with the exercise of currently outstanding warrants (or warrants issued in exchange therefor with like terms for a like number of shares of Common Stock but with an exercise price greater than the exercise price of the original warrant) or currently outstanding options or options received pursuant to the Employee Stock Option Plan or (iv) with the consent of holders of at least 66 2/3% of the outstanding Series A Preferred Stock and holders of at least 66 2/3% of the outstanding Series B Preferred Stock, then the Company shall deliver written notice thereof to each of the Stockholders setting forth the number, terms and purchase consideration (or if such purchase consideration is not expressed in cash, the fair market value cash equivalent thereof determined in good faith by the Board of Directors of the Company) of the New Securities which the Company proposes to issue. Each such Stockholder shall thereupon have the right, unless otherwise agreed in writing by such Stockholder in advance, to elect to purchase on the same terms and conditions (including consideration or the cash equivalent thereof) as those offered to any third party that number of New Securities proposed to be issued as would maintain such Stockholder's relative proportional equity interest in the Company. Such Stockholder may make such election by written notice to the Company within twenty (20) days of receipt of notice of any proposed issuance of New Securities. If a Stockholder does not elect to purchase its pro rata portion of New Securities within twenty (20) days of the date of the foregoing notice (the "Preemptive Notice Period"), this pro rata purchase right shall terminate with respect to the New Securities described in the written notice delivered to that party (but not with respect to any future proposed sales of New Securities by the Company), and the Company may, in its sole discretion, sell to third parties within ninety (90) days after such Stockholder's receipt of the notice of the proposed issuance of New Securities any or all of the New Securities described in such written notice with respect to which the purchase right was not exercised, but only on the terms and conditions set forth in such written notice to the Stockholders. Subject to the Company's rights under the preceding sentence, in which case any purchases by existing Stockholders would be made at the closing and upon the terms of the sale of New Securities to the third party permitted by the preceding sentence, the closing of the purchase of the New Securities by the Stockholders shall take place at the principal office of the Company on the thirtieth (30th) business day after the expiration of the Preemptive Notice Period (or after the receipt of any required governmental consents or approvals). At such closing, the Stockholders desiring to purchase New Securities shall deliver a certified check or checks in the appropriate amount to the Company against delivery of certificates representing the New Securities so purchased. The Company shall not sell any New Securities to any Person unless such Person agrees, in form and substance reasonably satisfactory to the Stockholders, to be bound by the terms hereof as a Stockholder.



         Section 6.        INTENTIONALLY OMITTED.

         Section 7.        ACCESS AND REPORTS, CONFIDENTIALITY.

                  (a) As promptly as possible after the end of each month, quarter and year, but not later than twenty (20) days after each month-end and quarter-end and ninety (90) days after each year-end, the Company shall deliver to each of the Stockholders consolidated financial statements (consisting of a balance sheet and statements of income and cash flows and notes thereto) for such period prepared in accordance with generally accepted United States accounting principles, provided, however, that the monthly and quarterly financial statements shall not be required to have footnotes and may be subject to normal year-end adjustments, none of which will be materially adverse. Such financial statements shall include in comparative form any available figures as projected or planned and figures for the corresponding periods of the previous fiscal year, all in reasonable detail. The annual financial statements shall be accompanied by an audit opinion thereon of an independent certified public accounting firm of national reputation acceptable to the Investors. The quarterly and annual financial statements shall be accompanied by management's narrative description and analysis in reasonable detail of the Company's results of operations and financial condition. All financial statements shall be accompanied by a certificate of the chief financial officer, controller or chief executive officer of the Company to the effect that they are true and correct in all material respects and accurately reflect the consolidated financial condition of the Company and its consolidated results of operations and cash flows at the date and for the periods indicated.

                  (b) The Company shall promptly provide each of the Purchasers with such other financial and business information as such Purchaser may reasonably request at any time and from time to time.

                  (c) The Company shall, upon receipt of reasonable notice, permit each of the Investors, Waller Sutton and Arbor and any of their respective representatives to visit and inspect any of the properties or facilities of the Company or any subsidiary during normal business hours and to review their respective books and records (and to make extracts therefrom) and to discuss the Company's affairs, finances and accounts with its officers, employees and independent public accountants. Nothing provided herein shall be deemed in any way to limit the rights of the Stockholders purchasing Series B Preferred Stock pursuant to Article 7 of the Stock Purchase Agreement

         Section 8. OTHER AFFIRMATIVE COVENANTS. Unless compliance is waived in writing in advance by each of the Purchasers that has designated a member of the Board of Directors or Observer pursuant to Section 4 hereof (except in the case of Section 8(g), compliance with which shall not be subject to waiver), the Company shall, and shall cause each of its subsidiaries to:

                  (a) prepare an annual fiscal year operating budget, which shall include monthly capital and operating expense budgets, cash flow statements, capital expenditure budgets, profit and loss projections and employee hiring projections, and submit it for approval to the Executive Committee of its Board of Directors at least fifteen (15) days prior to the commencement of the year covered thereby (each such budget, as approved by such Executive Committee, a "Budget");

                  (b) pay when due all taxes and file any tax returns when due;

                  (c) comply with all laws, rules and regulations applicable to it;

                  (d) maintain all of its properties in good working order, ordinary wear and tear excluded;

                  (e) maintain its corporate existence;

                  (f) maintain with credit-worthy insurers insurance in such amounts and of such types as are maintained by prudent firms of similar size engaged in businesses similar to the Business, and, subject to the exceptions set forth in Section 4(e) above, obtain directors and officers liability insurance with a limit of coverage of at least $3,000,000 as set forth above in
Section 4(e); and

                  (g) provide each of the Purchasers that has designated a member of the Board of Directors or Observer pursuant to Section 4 hereof with the information provided in Section 8(a) when submitted for approval to the Board of Directors of the Company and prompt written notice of the occurrence of
(i) any default or breach by the Company or any subsidiary or any shareholder of any of its representations, warranties or covenants under the Stock Purchase Agreement or this Agreement, (ii) any default under this Agreement or violation of the Company's Certificate of Incorporation or Bylaws, (iii) any event which, with the passage of time or notice, would result in such a default, (iv) any material adverse change in the Condition of the Company or (v) any event which is reasonably likely to cause any of the matters described in clause (iv) above.

         Section 9.        TERMINATION AND AMENDMENT.

         The provisions of Sections 2, 4, 5, 7 and 8 of this Agreement shall terminate upon the earlier of (i) the consummation of an underwritten public offering of Common Stock representing not less than $300 million pre-money valuation of the Company's fully-diluted common equity, resulting in net proceeds to the Company of not less than $50 million, or (ii) the consummation of any merger of the Company with and into a company whose common stock is publicly traded on a national securities exchange or NASDAQ (each an "Exchange"), in which at least 90% of the merger consideration is composed of registered securities listed on an Exchange and/or cash, and where as a result of such merger the holders of the Company's equity securities immediately prior to the merger own equity securities of the surviving publicly traded company with less than 50% of the voting power of its outstanding securities; notwithstanding the foregoing, so long as Whitney holds at least 75% of the Company Securities held by it on the date hereof, the right of Whitney to designate a member of the Board of Directors shall survive any termination of
Section 4 until the date that is two years from the date hereof. The provisions of this Agreement may be modified or amended by the written agreement of the Stockholders; PROVIDED, HOWEVER, that amendments of or modifications to Section 3 will be subject to the requirements of Section 3(k). The provisions of this Agreement shall terminate as to any Stockholder at such time as such Stockholder no longer holds any capital stock of the Company.

         Section 10.       MISCELLANEOUS.

                  (a) LEGEND. The certificates representing the capital stock of the Company held by each of the Stockholders shall bear the following legend:

                           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
                  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH

                  IN THE AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED DECEMBER 31, 1998. A COPY OF SUCH AGREEMENT MAY BE OBTAINED FROM THE COMPANY UPON REQUEST."

If any capital stock of the Company becomes eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act, the Company shall, upon the request of any holder of such capital stock, remove the legend set forth in this Section 10(a) from the certificates evidencing the shares of such capital sock held by such holder. In addition, (i) in connection with any Transfer of shares of any capital stock of the Company pursuant to any public offering registered under the Securities Act or pursuant to Rule 144 or Rule 144A (or any similar rule or rules then in effect promulgated under the Securities Act) if such rule is available or (ii) if the holder of any shares of capital stock of the Company delivers to the Company an opinion of counsel reasonably acceptable to the Company that no subsequent Transfer of such shares shall require registration under the Securities Act, the Company shall promptly upon such Transfer deliver new certificates for such shares which do not bear the legend set forth in this
Section 10(a).

                  (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives, heirs, legatees, successors and permitted assigns (including any party to which any Stockholder has Transferred Shares if such party is required under Section 2(a) to become bound hereby). The Company covenants and agrees that it will not issue Preferred Shares to any Person unless such Person, prior to such issuance, agrees in writing to be bound by this Agreement, as amended or modified prior to the date of such issuance, to the same extent and in the same manner as the other parties hereto. Each such supplementary agreement shall become effective upon its execution by the Company and such Person acquiring such shares, and it shall not require the signatures or the consent of any other party hereto. Upon such execution such Person shall be bound by all the restrictions placed on the Stockholders by this Agreement and all actions taken by the Stockholders and the Company pursuant to this Agreement prior to the execution of such supplementary agreement, shall be subject to any additional restrictions set forth in such supplementary agreement and shall enjoy only such rights as are specifically set forth in such supplementary agreement. Notwithstanding anything to the contrary set forth herein, shares sold by a Stock holder to the public pursuant to an effective Registration Statement shall no longer be subject to any of the provisions of this Agreement.

                  (c) SPECIFIC PERFORMANCE, ETC. The Company and each Stockholder, in addition to being entitled to exercise all rights provided herein, in the Company's Certificate of Incorporation or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement, without the requirement of bond. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (d) GOVERNING LAW. As to matters of corporate law, this Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law. As to all other matters, this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

                  (e) INTERPRETATION. The headings of the sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement.

                  (f) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested, as follows:


                  (i)      If to the Company to:

                           USinternetworking, Inc.
                           One USi Plaza
                           175 Admiral Cochrane Drive
                           Suite 400
                           Annapolis, MD  21401
                           Attention:  Christopher R. McCleary

                           with a copy to:

                           Latham & Watkins
                           1001 Pennsylvania Avenue, N.W.
                           Suite 1300
                           Washington, D.C.  20004-2505
                           Attention:  James F. Rogers, Esq.

                  (ii) If to the Stockholders, at the address set forth on Exhibit A hereto.

                  (g) INSPECTION AND COMPLIANCE WITH LAW. Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.

                  (h) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this paragraph (h) but excluding the provisions of
Section 3(k), may not be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may not be given, except by a written instrument executed by all of the parties hereto. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action. The waiver by any party hereto of a breach of any provision of this

Agreement shall not operate or be construed as waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

                  (i) TRANSFERS VOID. Any Transfer of any security of the Company in violation of this Agreement shall be null and void and the Company covenants and agrees that it will not register or otherwise recognize a Transfer (whether for the purposes of shareholder voting or in connection with the distribution of dividends or other corporate assets) of any securities which it has reason to believe was effected in violation of this Agreement.

                  (j) COUNTERPARTS. This Agreement may be executed in one or more counterparts, by the original parties hereto and any successor in interest, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                  (k) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  (l) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                  (m) CHANGES IN COMMON STOCK. If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

                  (n) REPRESENTATIONS AND WARRANTIES OF EACH PARTY HERETO. Each party to this Agreement severally but not jointly represents and warrants as to itself only to each of the other parties hereto as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

                           (1) The execution, delivery and performance of this
Agreement by such party have been duly authorized by all requisite corporate, partnership or other action and will not violate any provision of law, any order of any court or other agency of government, the constituent or governing documents of such party, or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the party.

                           (2) This Agreement has been duly executed and
delivered by such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

                  (o) ENTIRE AGREEMENT. This Agreement together with the Stock Purchase Agreement constitutes the entire agreement among the undersigned with respect to matters or understandings involving the ownership, control or disposition of their Company Securities and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such ownership, control or disposition.

                  (p) SIGNATURES; COUNTERPARTS. Telefacsimile transmissions of any executed original documents and/or retransmission of any executed telefacsimile transmissions shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

                  (q) REPRESENTATION OF THE COMPANY. The Company hereby represents and warrants (i) that the Company Securities held of record by the Stockholders represent 100% of the outstanding shares of Common Stock of the Company calculated on a fully-diluted basis and (ii) the Company is not party to any Agreement with any Stockholder granting such Stockholder any approval or consent rights over actions by the Company other than this Agreement or as provided in the Amended and Restated Certificate of Incorporation.

         IN WITNESS WHEREOF, the parties have executed this Amended and Restated Stockholders' Agreement as of the date first above written.




                                        USINTERNETWORKING, INC.
                                        a Delaware corporation


                                        By:
                                           -------------------------------------
                                             Christopher R. McCleary, President



                                        BLUE CHIP CAPITAL FUND II LIMITED
                                              PARTNERSHIP

                                        By:  BLUE CHIP VENTURE COMPANY, LTD.
                                               Its General Partner


                                        By:
                                            ------------------------------------
                                               John H. Wyant
                                               Manager

                                        MIAMI VALLEY VENTURE FUND L.P.

                                        By:  BLUE CHIP VENTURE COMPANY OF
                                               DAYTON, LTD.
                                               Its Special Limited Partner


                                        By:
                                            ------------------------------------
                                               John H. Wyant
                                               Manager

                                        GROTECH PARTNERS IV L.P.

                                        By:  GROTECH CAPITAL GROUP IV, LLC
                                               Its General Partner


                                        By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                        GROTECH PARTNERS V L.P.

                                        By: GROTECH CAPITAL GROUP V, LLC
                                              Its General Partner


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        SOUTHERN VENTURE FUND SBIC, L.P.

                                        By:  SVF SBIC, L.P.
                                              Its General Partner


                                        By:
                                            ------------------------------------
                                               Partner


                                        By:
                                            ------------------------------------
                                               Partner


                                        SOUTHERN VENTURE FUND II, L.P.


                                        By:
                                           -------------------------------------
                                              General Partner

                                        VENROCK ASSOCIATES


                                        By:
                                            ------------------------------------
                                                General Partner



                                        VENROCK ASSOCIATES II, L.P.


                                        By:
                                            ------------------------------------
                                                General Partner


                                        USI PARTNERS, LTD.


                                        By:
                                            ------------------------------------


                                        US West Communications, Inc.


                                        By:
                                            ------------------------------------


                                        ----------------------------------------
                                        Christopher R. McCleary


                                        ----------------------------------------
                                        Steve McManus


                                        ----------------------------------------
                                        Chris M. Poelma


                                        ----------------------------------------
                                        Andrew A. Stern


                                        ----------------------------------------
                                        Richard C. Albright

                                        Bruce H. Brandaleone

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Christopher de Roetth

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------


                                        Elisabeth de Roetth

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------


                                        ----------------------------------------
                                        Peter de Roetth


                                        Nicholas DeWolf

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Christopher Egan

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Michael J. Egan

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Richard J. Egan

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Richard J. and Maureen E. Egan
                                           Grandchildren's Trust

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Donald A. Foss

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        David Friend

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Roger G. Marino

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        William G. Miller

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        James K. Schuler

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Carolyn H. Walter

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------

                                        Jane E. Westervelt

                                        By:  ACCOUNT MANAGEMENT CORPORATION, poa


                                        By:
                                           -------------------------------------


                                        Chris Horgen


                                        HAGC Partners


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        J. H. WHITNEY III, L.P.

                                        By:  J. H. WHITNEY EQUITY PARTNERS III,
                                                 LLC,
                                             ----------------------------------
                                                 Its General Partner

                                        By:
                                           -------------------------------------
                                             Name:
                                             Title: A Managing Member

                                        SIEBEL SYSTEMS, INC.

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        WALLER-SUTTON MEDIA PARTNERS, L.P.



                                        By:
                                           -------------------------------------

                                        ARBOR VENTURE PARTNERS, L.L.C.



                                        By:
                                           -------------------------------------


                                        SOUTHEASTERN TECHNOLOGY FUND, L.P.



                                        By:
                                           -------------------------------------


                                        PNC BANK, N.A., TRUSTEE



                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:



                                        PNC BANK, N.A., CUSTODIAN



                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:



                                        AEH PROFIT SHARING TRUST



                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

                                       WHITNEY STRATEGIC PARTNERS
                                       III, L.P.

                                       By: J. H. Whitney Equity Partners III,
                                              LLC,
                                              Its General Partner

                                       By:
                                          --------------------------------------
                                             Name:
                                             A Managing Member


                                       CASTELLINI MANAGEMENT COMPANY
                                       An Ohio General Partnership



                                       By:
                                           -------------------------------------
                                              General Partner

                                    EXHIBIT A

                                  STOCKHOLDERS


Blue Chip Capital Fund II Limited Partnership, an Ohio limited partnership ("Blue Chip")

Miami Valley Venture Fund L.P., an Ohio limited partnership ("Miami")

Grotech Partners IV L.P., a Delaware limited partnership ("Grotech")

Grotech Partners V L.P., a Delaware limited partnership ("Grotech II")

Southern Venture Fund SBIC, L.P., a Delaware limited partnership ("Massey")

Southern Venture Fund II, L.P., a Delaware Limited Partnership ("Massey II")

Venrock Associates, a New York limited partnership ("Venrock")

Venrock Associates II, L.P., a New York limited partnership ("Venrock II")

USi Partners, Ltd., an Ohio limited liability company ("USi Partners")

US WEST Communications, Inc., a Colorado corporation ("US West")

HAGC Partners

Richard C. Albright

Bruce H. Brandaleone

Christopher de Roetth

Elisabeth de Roetth

Peter de Roetth

Nicholas DeWolf

Christopher Egan

Michael J. Egan

Richard J. Egan

Richard J. and Maureen E. Egan Grandchildren's Trust

Donald A. Foss

David Friend

Roger M. Marino

William G. Miller

James K. Schuler

Carolyn H. Walter

Jane E. Westervelt

Chris Horgen

J.H. Whitney III, L.P. ("J.H. Whitney")

Whitney Strategic Partners III, L.P. (together with J.H. Whitney, collectively, "Whitney")

Waller Sutton Media Partners, L.P. ("Waller Sutton")

Siebel Systems, Inc.

Arbor Venture Partners, L.L.C. ("Arbor")

Southeastern Technology Fund, L.P.

PNC Bank, N.A., Trustee

PNC Bank, N.A., Custodian

AEH Profit Sharing Trust

Christopher R. McCleary

Stephen E. McManus

Castellini Management Company

Andrew A. Stern

Chris M. Poelma

                                    EXHIBIT B

                                    INVESTORS



Blue Chip

Miami

Grotech

Grotech II

Massey

Massey II

Venrock

Venrock II

US West

Whitney

                                    EXHIBIT C

                                   PURCHASERS


Blue Chip

Miami

Grotech

Grotech II

Massey

Massey II

Venrock

Venrock II

USi Partners

US West

HAGC Partners

Richard C. Albright

Bruce H. Brandaleone

Christopher de Roetth

Elisabeth de Roetth

Peter de Roetth

Nicholas DeWolf

Christopher Egan

Michael J. Egan

Richard J. Egan

Richard J. and Maureen E. Egan Grandchildren's Trust

Donald A. Foss

David Friend

Roger M. Marino

William G. Miller

James K. Schuler

Carolyn H. Walter

Jane E. Westervelt

Chris Horgen

Christopher R. McCleary (but only with respect to the Preferred Shares held by him)

Whitney

Waller Sutton

Siebel Systems, Inc.

Arbor Venture Partners, L.L.C.

Southeastern Technology Fund, L.P.

PNC Bank, N.A., Trustee

PNC Bank, N.A., Custodian

AEH Profit Sharing Trust

Castellini Management Company